                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements No. 333-266901, No. 333-271662, and No. 333-274248 on Form S-8, No. 333-272354 on Form S-3/A, and No. 333-272745 and No. 333-274247 on Form S-3, of Faraday Future Intelligent Electric Inc. of our report dated May 22, 2024, relating to the consolidated financial statements of Faraday Future Intelligent Electric Inc. for the years ended December 31, 2023 and 2022 appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Mazars USA LLP
New York, NY
May 28, 2024